UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016.

SMARTCHASE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Preston Street, Ottawa, ON, K1S 1N4

(Address of Principal Executive Offices)

(416) 903-0059
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2016, Raniero Corsini notified the Board that he would resign as Director, Chief Financial Officer, Secretary and Treasurer of Smartchase Corp. (the "Company").  Mr. Corsini resigned from his positions to pursue other personal interests.   The resignation became effective immediately.

To fill the vacancy left by Mr. Corsini's resignation, the Board appointed Thomas Jones to fill the positions of Chief Financial Officer, Secretary and Treasurer.  Mr. Jones is expected to assume his positions immediately and serve until such time as his successor shall be duly appointed and qualified or until his resignation or removal.  Mr. Jones is currently the Company's Chief Executive Officer and a member of the Board of Directors.

There was no arrangement or understanding between Mr. Jones and any other person(s) to which he was selected as Chief Financial Officer, Secretary and Treasurer.  There are no family relationships between Mr. Jones, any director or executive officer of the Company and there are no related party transactions between Mr. Jones and the Company reportable under Item 404(a) of SEC Regulation S-K.

Additional information concerning Mr. Jones is set forth in the Company's Form 8K filed March 16, 2016 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTCHASE CORP.

September 15, 2016

/s/ THOMAS JONES
Thomas Jones

Director, CEO, (Principal Financial Officer), Secretary, Treasurer and Director